SUB-ITEM 77I:  TERMS OF NEW OR AMENDED SECURITIES

77I(b) - Attached is the Class F Shares Exhibit to the Multiple Class Plan of Federated Muni and Stock Advantage Fund, a portfolio of Federated Income Securities Trust. The information contained in the attached Exhibit serves as the description of Class F Shares as required by this Item.


CLASS F SHARES* EXHIBIT
TO
MULTIPLE CLASS PLAN
1.	Separate Arrangement And Expense Allocation
For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement for the Class F Shares will consist of sales by financial intermediaries in consideration of the payment of the sales load ("dealer reallowance"). Financial intermediaries may also provide shareholder services and may receive shareholder service fees therefor. Additionally, the principal underwriter may pay up to 100 basis points
(1.00%) of the public offering price to financial intermediaries as an advance commission on sales. In consideration of advancing this payment, the principal underwriter will receive any contingent deferred sales charges paid upon redemption of Class F Shares and distribution service fees under the 12b-1 Plan on an ongoing basis. In connection with this basic arrangement Class F Shares will bear the following fees and expenses:
Fees and Expenses	Maximum Amount Allocated Class F Shares
Sales Load	Up to 100 basis points (1.00%) of the public offering
price
Contingent Deferred
Sales Charge ("CDSC")	Up to 100 basis points (1.00%) of the share price at
the time of original purchase or redemption, whichever
is lower
Shareholder Service Fee	Up to 25 basis points (0.25%) of the average daily net
asset value
12b-1 Fee	As set forth in the attached Schedule
Other Expenses	Itemized expenses incurred by the Fund with respect to
holders of Class F Shares as described in Section 3 of the Plan

2.	Conversion and Exchange Privileges
For purposes of Rule 18f-3, Class F Shares have the following conversion rights and exchange privileges at the election of the shareholder:
Conversion Rights:	None
Exchange Privileges:	Class F Shares may be exchanged for Class F Shares of
any other Fund.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered. Exchanges to any other Class shall be treated as a redemption and purchase.


3.	Exceptions to Basic Arrangements
For purposes of Rules 22d-1 and 6c-10 under the Act, unless otherwise specified on the Schedule to this Exhibit, the scheduled variations in sales load and contingent deferred sales charges are as follows:
	(A)	BASIC SALES LOAD SCHEDULE *

Purchase Amount:
Sales Charge as
Percentage of
Offering Price
Sales Charge as a
Percentage of NAV
Less than $1 million
1.00%
1.01%
$1 million or greater
0.00%
0.00%
*	Applies to all Funds indicated on the attached Schedule, except
Federated Limited Term Municipal Fund, which has no initial sales load.
	(B)	CDSC SCHEDULE
Unless otherwise indicated below, the Schedule of Contingent Deferred Sales Charges for each Fund is as follows:

Purchase Amount:

Shares Held:
Contingent Deferred Sales
Charge:
Under $2 million
4 years or
less
1.00%
$2 million but less than $5
million
2 years or
less
0.50%
$ 5 million or greater
1 year or
less
0.25%

(C)	REDUCING OR ELIMINATING THE SALES LOAD
Contingent upon notification to the Fund's principal underwriter or transfer agent, in applying the exceptions set forth in this Section 3, the purchase amount shall take into account:

-	Discounts achieved by combining concurrent purchases of and/or current investment in Class A, Class B, Class C, Class F, and
Class K Shares, made or held by (or on behalf of) the
investor, the investor's spouse, and the investor's children under age 21 (regardless of whether the purchases or
investments are made or held directly or through an investment professional or through a single-participant retirement account); provided that such purchases and investments can be linked using tax identification numbers (TINs), social
security numbers (SSNs), or Broker Identification Numbers
(BINs); and
-	Letters of intent to purchase a certain amount of Class F
Shares within a thirteen month period.
 (D)	WAIVER OF SALES LOAD
Contingent upon notification to the Fund's principal underwriter or transfer agent, no sales load will be assessed on purchases of Class F Shares made:
*	within 120 days of redeeming Shares of an equal or greater amount;
*	through a financial intermediary that did not receive a dealer reallowance on the purchase;
*	by shareholders who originally became shareholders of a Fund pursuant to the terms of an agreement and plan of reorganization which permits the shareholders to acquire shares at net asset value;

*	with reinvested dividends or capital gains;
*	by Directors, Trustees, employees, former employees and sales representatives of the Fund, the Adviser, the principal underwriter and their affiliates, employees of any investment professional that sells shares according to a sales agreement with the principal underwriter, by the immediate family members of the above persons, and by trusts, pension or profit-sharing plans for the above persons; and
*	pursuant to the exchange privilege.
	 (E)	WAIVER OF CDSC
	Contingent upon notification to the Fund's principal underwriter or transfer agent, no CDSC will be imposed on redemptions:
*	 (Class F Shares of Federated Capital Income Fund Only) as a
shareholder who owned Shares on September 30, 1989;
*	following the death of the last surviving shareholder or post-
purchase disability, as defined in Section 72(m) (7) of the Internal Revenue Code of 1986;
*	representing minimum required distributions from an Individual
Retirement Account or other retirement plan to a shareholder who has attained the age of 70 1/2;
*	of Shares purchased within 120 days of a previous redemption of an equal or lesser amount;
*	of Shares held by Directors, Trustees, employees, former employees and sales representatives of the Fund, the Adviser, the principal underwriter and their affiliates, employees of any investment professional that sells Shares according to a sales agreement with the principal underwriter, by the immediate family members of the above persons, and by trusts, pension or profit-sharing plans for the above persons;
*	of Shares purchased through a financial intermediary that did not receive an advance commission on the purchase ;
*	of Shares purchased with reinvested dividends or capital gains;
*	imposed by the Fund when it closes an account for not meeting the minimum balance requirements;
*	of Shares which were purchased pursuant to an exchange privilege if the Shares were held for the applicable CDSC holding period; and
*	representing a total or partial distribution from a qualified plan, which would not include account transfers, rollovers, or redemptions for the purpose of reinvestment. For these purposes, qualified plans would not include an Individual Retirement Account, Keogh Plan or custodial account following retirement.



SCHEDULE OF FUNDS
OFFERING CLASS F SHARES

The Funds set forth on this Schedule each offer Class F Shares on the terms set forth in the Class F Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.
CLASS F SHARES SUBJECT TO THE BASIC LOAD SCHEDULE

Multiple Class Company
  Series
12b-1 Fee
Federated American Leaders Fund, Inc.
None


Federated Equity Income Fund, Inc
0.25%


Federated Fixed Income Securities, Inc.:
Federated Strategic Income Fund

0.50%


Federated Government Income Securities,
Inc.
None


Federated Income Securities Trust:
Federated Capital Income Fund
Federated Muni and Stock Advantage Fund

0.25%
None


Federated Investment Series Funds, Inc.:
Federated Bond Fund

None


Federated Municipal Securities Fund, Inc.
None


Federated Municipal Securities Income
Trust:
Federated Municipal High Yield Advantage
Fund
Federated Ohio Municipal Income Fund

0.25%
0.40%


Federated World Investment Series, Inc.:
Federated International High Income Fund

None


Money Market Obligations Trust:
Liberty U.S. Government Money Market Trust

None





* Formerly Fortress Class of Shares